Exhibit 10.6
SHARE PURCHASE AGREEMENT
in relation to
CHINA LINONG INTERNATIONAL LIMITED (the “Company”)
THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is made on July 18, 2008 by and among the following parties:
(1) Sequoia Capital China Growth Partners Fund I, L.P., an exempted limited partnership registered under the laws of the Cayman Islands (“Sequoia Partners Fund”);
(2) Sequoia Capital China GF Principals Fund I, L.P., an exempted limited partnership registered under the laws of the Cayman Islands (“Sequoia Principals Fund”, and collectively with Sequoia Partners Fund, the “Purchasers”); and
(3) Sequoia Capital China Growth Fund I, L.P., an exempted limited partnership registered under the laws of the Cayman Islands (the “Seller”);
(the foregoing parties collectively, the “Parties”, and each a “Party”).
RECITALS
(A)	The Company and, inter alia, the Seller entered into a Share Subscription Agreement dated March 21, 2008 (the “Share Subscription Agreement”) pursuant to which the Seller subscribed for 75,420 Series B Shares of the Company.

(B)	The Seller now desires to sell, and Sequoia Partners Fund and Sequoia Principals Fund agree to purchase 1,554 Series B Shares and 8,070 Series B Shares, respectively, in each case on the terms set out in this Agreement.
AGREEMENT
1.	Interpretation
1.1.	All capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Share Subscription Agreement

1.2.	Headings and titles are used for case of reference only and do not affect the Interpretation of this Agreement.
2.	Sale and Purchase
2.1.	The Purchaser shall accept the transfer of the Series B Shares in accordance with the terms, and conditions of the Share Subscription Agreement and at all times be bound by, observe and perform all of the covenants, duties, agreements, terms, conditions and obligations, to be observed and performed by the Purchaser in relation to the Series B Shares under the Share

Subscription Agreement, whose terms shall be deemed incorporated herein by reference, to the extent applicable.

2.2.	The Seller shall sell and transfer to each of the Purchasers, and the Purchaser shall each purchase the Series B Shares at an aggregate consideration of US$701,860.00 (the “Aggregate Purchase Price”), on the terms set out in this Agreement.
3.	Closing.

At the Closing,
3.1.	The Seller will deliver to the Company a certificate representing the Series B Shares held by the Seller;

3.2.	The Seller will procure the Company to, and the Company shall, deliver to each Purchaser a certificate representing the Series B Shares to be held by each of the Purchasers as set forth opposite the name of such Investor in EXHIBIT A; and

3.3.	each Purchaser shall pay its respective portion of the Aggregate Purchase Price as set forth opposite the name of such Purchaser in EXHIBIT A by electronic transfer of immediately available US dollar funds to the designated bank account of the Seller.
4.	Miscellaneous
4.1.	Confidentiality. Each Party shall keep this Agreement, its existence, its terms and the transactions contemplated hereby strictly confidential and not disclose any such information to any person without the prior written consent of the other Party, provided that each Party shall be entitled to disclose such information as may be required by applicable law or stock exchange rules or to its holding company or professional advisers on a confidential basis.

4.2.	Further Assurance. Each Party shall execute and do all such further documents, deeds, assurance, acts and things as may be reasonably required so as to give full effect to the terms and conditions of this Agreement.

4.3.	Costs and Expenses. Each Party shall bear and pay its own costs and expenses in connection with the negotiation, preparation and execution of this Agreement. Each Purchaser shall bear and pay stamp duty, if any, payable in connection with the transfer of the relevant Series C Shares.

4.4.	Entire Agreement. This Agreement and the Share Subscription Agreement (including the Exhibits attached thereto) contain all of the agreements among the Parties with respect to the transaction contemplated hereby and supersede all prior agreements and understandings, whether written or oral, among the Parties with respect thereto.

4.5.	Counterparts. This Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument.

4.6.	Governing Law and Jurisdiction.
(a)	This Agreement shall be governed by, and construed in accordance with, the laws of Hong Kong.

(b)	The Parties irrevocably agree that the courts of Hong Kong are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that, accordingly, any legal action or proceedings arising out of or in connection with this Agreement may be brought in these courts and the Parties irrevocably submit to the jurisdiction of those courts.
4.7.	Dispute Resolution
(a)	Amicable Settlement. Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved through consultation. Such consultation shall begin immediately after one party hereto has delivered to the other party hereto a written request for such consultation. If within 30 days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of either party with notice to the other.

(b)	Arbitration.
(i)	The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”). There shall be one arbitrator. The arbitrator shall be jointly appointed by the disputing parties or, failing which the Secretary-General of the Centre shall appoint the arbitrator.

(ii)	The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the UNCITRAL Arbitration Rules as administered by the Centre at the time of the arbitration.

(iii)	The arbitrator shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive laws of Hong Kong and shall not apply any other substantive law.

(iv)	Each party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

(v)	In the course of arbitration, the Parties shall continue to implement the terms of this Agreement except (as between the disputing parties) for the matters under arbitration.

(vi)	The award of the arbitration tribunal shall be final and binding upon the disputing parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(vii)	Each party shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction pending the constitution of the arbitral tribunal.
The Parties agree that during the arbitration proceedings, they shall continue to observe and perform this Agreement except for the provisions subject to or involved in arbitration.
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IN WITNESS THEREOF, this Agreement has been executed by the Parties and is intended to be and is hereby delivered on the date first written above.
By the Purchasers:

Sequoia Capital China Partners Fund I, L.P. Sequoia Capital China Principals Fund I, L.P.
By:	Sequoia Capital China Management I, L.P. A Cayman Islands Exempted Limited Partnership General Partner of Each
By:	SC China Holding Limited A Cayman Islands Limited Liability Company Its General Partner
/s/ Jimmy Wong
Name:	Jimmy Wong
Title:	Authorized Signatory
Address: Suite 2215 Two Pacific Place 88, Queensway Hong Kong

[Signature Page to Share Purchase Agreement]

IN WITNESS THEREOF, this Agreement has been executed by the Parties and is intended to be and is hereby delivered on the date first written above.
By the Seller:

Sequoia Capital China Growth Fund I, L.P.
By:	/s/ Jimmy Wong
	Name:	Jimmy Wong
	Title:	Authorized Signatory
Address: Suite 2215 Two Pacific Place 88, Queensway Hong Kong

[Signature Page to Share Purchase Agreement]

EXHIBIT A

	Pre-	Post-
	Purchase	Transfer	Purchase
	(No. of	(No. of	Price
	Shares)	Shares)	(US$)

China Linong — Series B Shares

Sequoia Capital China Growth Fund I, L.P.	75,420	65,796	—
Sequoia Capital China Growth Partners Fund I, L.P.	0	1,554	113,330.27
Sequoia Capital China GF Principals Fund I, L.P.	0	8,070	588,529.73

	75,420	75,420	701,860.00